UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 22, 2017

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 975-6033

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01      Entry into a Material Definitive Agreement.

On August 22, 2017, Bear State Financial, Inc., an Arkansas corporation (the “Company”), and Bear State Bank, an Arkansas banking corporation and a wholly-owned subsidiary of the Company (the “Bank”), entered into an Agreement and Plan of Reorganization (the “Agreement”) with Arvest Bank, an Arkansas banking corporation (“Arvest”), and Arvest Acquisition Sub, Inc., an Arkansas corporation and a wholly-owned subsidiary of Arvest (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into the Company with the Company surviving (the “Merger”). Following the Merger, Arvest intends to cause (a) the Company to liquidate and distribute all of the remaining assets of the Company to Arvest or to merge into Arvest and (b) the Bank to merge with and into Arvest.

Pursuant to the Agreement, each share of the Company’s common stock issued and outstanding as of the effective time of the Merger will be converted into a right to receive per share merger consideration of $10.28 per share, payable in cash.

The Agreement contains various representations, warranties and covenants by the Company and Arvest. Pursuant to the Agreement, the Company has agreed to convene and hold a special meeting of its shareholders to consider and vote upon the Merger. Additionally, the Company agreed that it will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into negotiations or furnish information in connection with any proposals for alternative business combination transactions.

The Agreement contains termination rights which may be exercised by the Company or Arvest in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the Merger within 270 days (subject to a potential 90-day extension); the non-terminating party has committed a breach of a representation, warranty or covenant that would prevent a closing condition from being satisfied; and the Company’s shareholders fail to approve the Merger. If the Agreement is terminated under certain circumstances, the Company will be required to pay Arvest a termination fee of $14 million.

The Agreement has been approved by the boards of directors of each of the Company, the Bank, Arvest and Acquisition Sub. The Merger will not be completed unless a number of closing conditions are met, including, among others: the receipt of required regulatory approvals and expiration of applicable waiting periods; the accuracy of specified representations and warranties of each party; the performance in all material respects by each party of its obligations under the Agreement; the entry into restrictive covenants agreements between Arvest and certain directors and executive officers of the Company; receipt of certain third party consents; and the absence of any injunctions or other legal restraints.

The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, and are solely for the benefit of the parties to, the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the Agreement (i) will not survive consummation of the Merger and (ii) were made as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company, Arvest, their respective affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company or Arvest, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in a proxy statement of the Company, as well as in the other documents the Company may file with the Securities and Exchange Commission (“SEC”).

In connection with the Agreement, Bear State Financial Holdings, LLC and Richard N. Massey, Chairman of the Board of Directors of the Company, each entered into voting agreements with Arvest pursuant to which such persons, in their capacities as shareholders, have agreed, among other things, to vote their respective shares (which constitute approximately 42% of the outstanding shares of the Company’s common stock) in favor of the approval of the Agreement and the transactions contemplated thereby. The form of voting agreement executed by the parties is included in Exhibit 2.1 as an exhibit to the Agreement and is incorporated herein by reference.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 22, 2017, the Company issued a press release announcing execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about future events that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and Arvest. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company and Arvest. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the Merger or satisfy the conditions to the completion thereof, including the receipt of shareholder approval; the receipt of regulatory approvals required for the Merger on the terms expected or on the anticipated schedule; the failure of the Merger to close for any other reason; the effect of the announcement of the Merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); the diversion of management time on transaction-related issues; general competitive, economic, political and market conditions and fluctuations; and changes in the regulatory environment. The Company and Arvest assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

ADDITIONAL INFORMATION

In connection with the transaction described above, the Company will file a proxy statement with the SEC. THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be mailed to the Company’s shareholders and will be available without charge at the SEC’s internet website (www.sec.gov). Copies of the proxy statement can also be obtained, when available, without charge from the Company’s website at www.bearstatefinancial.com under the “SEC Filings” tab.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 12, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Number	Description

2.1*	Agreement and Plan of Reorganization by and among Arvest Bank, Arvest Acquisition Sub, Inc., Bear State Financial, Inc., and Bear State Bank, dated August 22, 2017.

99.1	Press Release dated August 22, 2017.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the SEC a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: August 25, 2017	By:	/s/ Sherri R. Billings
	Name:	Sherri R. Billings
	Title:	Senior Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Number	Description

2.1*	Agreement and Plan of Reorganization by and among Arvest Bank, Arvest Acquisition Sub, Inc., Bear State Financial, Inc., and Bear State Bank, dated August 22, 2017.

99.1	Press Release dated August 22, 2017.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the SEC a copy of such schedules and exhibits, or any section thereof, upon request.